LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

 The undersigned, as an officer or director of Pain Therapeutics, Inc. (the "Corporation") hereby constitutes and appoints Remi Barbier, Peter S. Roddy, or Michael O'Donnell hereby and each of them, the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Forms 3, 4, and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities and exchange or national association, the
Corporation and such other person or agency as the attorney shall deem appropriate.  The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue thereof.

 This Limited Power of Attorney is executed in Florida as of the date set forth below.

      /s/ Robert Z. Gussin, Ph.D.
      Signature

      Robert Z. Gussin, Ph.D.
      Type or print name

      March 31, 2003
      Date